CROSS BORDER RESOURCES, INC. 8-K/A

EXHIBIT 99.1

CROSS BORDER RESOURCES, INC

Unaudited Pro Forma CoNDENSED FINANCIAL INFORMATION

On April 21, 2015, Cross Border Resources, Inc. (“Cross Border”) entered into a purchase and sale agreement (the “PSA”) with RMR Operating, LLC (“RMR Operating”), Black Rock Capital, Inc. (“Black Rock”), RMR KS Holdings, LLC (“RMR KS”) and Black Shale Minerals, LLC (“Buyer”). Each of Cross Border, RMR Operating, Black Rock and RMR KS is an operating subsidiary (together, the “Operating Subsidiaries”) of Red Mountain Resources, Inc. (“RMR,” and together with the Operating Subsidiaries, the “Companies”). Pursuant to the PSA the Operating Subsidiaries sold, assigned, transferred and conveyed to Buyer, effective as of April 1, 2015, fifty percent (50%) of their right, title, and interest in and to certain oil and natural gas assets and properties (the “Assets”), including their oil and natural gas leasehold interests, wells, contracts, and oil and natural gas produced after April 1, 2015 (the “Sale”). The aggregate purchase price for the Assets under the PSA was $25.0 million, subject to certain adjustments, including post-closing adjustments for any title or environmental benefits or title or environmental defects resulting from Buyer’s title and environmental reviews. The following unaudited pro forma condensed financial statements reflect the historical results of Cross Border as adjusted on a pro forma basis to give effect to the sale of Cross Border’s Assets for an allocated purchase price of $15.0 million.

The following unaudited pro forma condensed financial statements and explanatory notes present how the financial statements of Cross Border may have appeared had the Sale of the Assets occurred as of March 31, 2015 with respect to the balance sheet information and as of January 1, 2014 with respect to statements of operations information.

Assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements (the “pro forma adjustments”) are described in the accompanying notes to the unaudited pro forma condensed financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented, as described further in the accompanying notes. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Cross Border. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

These unaudited pro forma condensed financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated, or of results that may occur in the future. The pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in Cross Border’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Cross Border’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

CROSS BORDER RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2015
(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma

Assets

Current Assets:
Cash and cash equivalents	$715	$2,955	(A)	$3,670
Accounts receivable - oil and gas	1,524	—		1,524
Assets held for sale	16,543	(16,543	)(B)	—
Prepaid expenses and other current assets	88	—		88
Total current assets	18,870	(13,588)		5,282

Oil and Natural Gas Properties, Successful Efforts Accounting:
Oil and gas properties	28,195	—		28,195
Less accumulated depreciation, depletion, amortization and impairment	(12,334)	—		(12,334)
Oil and natural gas properties, net	15,861	—		15,861

Other Assets:
Restricted cash	215	400	(A)	615
Other property and equipment, net of accumulated depreciation and amortization	26	—		26
Deferred financing costs	37	(37	)(C)	—
Other assets	55	—		55

Total Assets	$35,064	$(13,225)		$21,839

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$3,322	$(3,200	)(D)	$122
Accounts payable - related party	163	(163	)(D)	—
Accrued expenses and other payables	802	—		802
Line of credit	8,200	(8,200	)(D)	—
Liabilities associated with assets held for sale	1,625	(1,625	)(E)	—
Environmental liability, current portion	2,057	—		2,057
Total current liabilities	16,169	(13,188)		2,981

Non-Current Liabilities:
Asset retirement obligations, net of current portion	1,625	—		1,625
Total Liabilities	17,794	(13,188)		4,606

Commitments and Contingencies

Stockholders' Equity:
Common stock	17	—		17
Additional paid-in capital	33,463	—		33,463
Accumulated deficit	(16,210)	(37	)(C)	(16,247)
Total stockholders' equity	17,270	(37)		17,233

Total Liabilities and Stockholders' Equity	$35,064	$(13,225)		$21,839

See accompanying notes to unaudited pro forma condensed financial statements.

CROSS BORDER RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(in thousands except per share amounts)

	Cross Borders Resources, Inc.	Pro Forma Adjustments		Pro Forma

Revenue:
Oil and natural gas sales	$1,453	$(727	)(F)	$726

Operating Expenses:
Production taxes	133	(67	)(F)	66
Operating costs	749	(375	)(F)	374
Natural gas transportation and marketing expenses	24	(12	)(F)	12
Depletion, depreciation, amortization, accretion and impairment	377	(188	)(G)	189
Accretion of discount on asset retirement obligation	34	(17	)(H)	17
General and administrative expense	56	—		56
Total operating expense	1,373	(659)		714
Income from Operations	80	(68)		12

Other Income (Expense):
Interest expense	(104)	104	(I)	—
Total Other Income (Expense)	(104)	104		—
Loss Before Income Taxes	$(24)	$36		$12
Income tax provision	—	—		—
Net Earnings/(Loss)	$(24)	$36		$12
Basic and diluted earnings/(loss) per common share	$0.00	$0.00		$0.00
Basic weighted average common shares outstanding	17,336	—		17,336
Diluted weighted average common shares outstanding	21,024	—		21,024

See accompanying notes to unaudited pro forma condensed financial statements.

CROSS BORDER RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(in thousands except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma

Revenue:
Oil and natural gas sales	$12,352	$(6,176	)(F)	$6,176

Operating Expenses:
Production taxes	999	(500	)(F)	499
Operating costs	2,288	(1,144	)(F)	1,144
Natural gas transportation and marketing expenses	103	(51	)(F)	52
Depreciation, depletion, amortization and impairment	9,154	(4,577	)(G)	4,577
Accretion of discount on asset retirement obligation	186	(93	)(H)	93
General and administrative expense	696	—		696
Total operating expense	13,426	(6,365)		7,061
Loss from Operations	(1,074)	189		(885)

Other Income (Expense):
Gain (loss) on derivatives	(4)	—		(4)
Interest expense	(486)	486	(I)	—
Loss on settlement of litigation	(900)	—		(900)
Total Other Income (Expense)	(1,390)	486		(904)
Loss Before Income Taxes	$(2,464)	$675		$(1,789)
Income tax provision	—	—		—
Net Loss	$(2,464)	$675		$(1,789)
Basic loss per common share	$(0.14)	$0.04		$(0.10)
Fully diluted loss per common share	$(0.12)	$0.03		$(0.09)
Basic weighted average common shares outstanding	17,336			17,336
Fully diluted weighted average common shares outstanding	21,024			21,024

See accompanying notes to unaudited pro forma condensed financial statements.

CROSS BORDER RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

FINANCIAL STATEMENTS

MARCH 31, 2015 and DECEMBER 31, 2014

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma condensed financial statements and explanatory notes present how the financial statements of Cross Border may have appeared had fifty percent (50%) of its right, title, and interest in and to certain oil and natural gas assets and properties (the “Assets”), including its oil and natural gas leasehold interests, wells, contracts, and oil and natural gas produced after April 1, 2015 (the “Sale”) occurred as of March 31, 2015 with respect to the balance sheet information and as of January 1, 2014 with respect to statements of operations information. The transaction for which these pro forma financial statements are presented is explained in more detail in the introductory paragraph to the accompanying pro forma financial information.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed financial statements:

Historical—Represents the historical condensed balance sheet of Cross Border as of March 31, 2015 and the historical condensed statements of operations of Cross Border for the three months ended March 31, 2015 and the year ended December 31, 2014.

Pro Forma Adjustments—Represents the adjustments to the historical condensed financial statements necessary to arrive at the pro forma financial position of Cross Border as of March 31, 2015, as if the sale of the Assets occurred as of January 1, 2014, and the pro forma results of operations of Cross Border for the three months ended March 31, 2015 and the year ended December 31, 2014, as if the sale of the Assets occurred as of January 1, 2014.

The pro forma adjustments represent management’s estimates based on information available as of the time this document was prepared and are subject to revision as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings effects or cost savings from operating or administrative changes. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring activities that have yet to be determined or transaction or other costs following the Sale that are not expected to have a continuing impact.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

A.	To record excess cash remaining and restricted cash held for environmental work after using a portion of the sales proceeds of $15.0 million to repay indebtedness under the credit facility of $8.2 million and payables of $3.4 million.

B.	To record the sale of the Assets.

C.	To eliminate debt issue costs associated with the credit facility that was repaid using a portion of the sales proceeds.

D.	To eliminate the outstanding balance under the credit facility of $8.2 million, accounts payable of $3.2 million and accounts payable–related party of $0.2 million which were repaid using a portion of the sales proceeds.

E.	To eliminate the asset retirement obligations associated with the Assets.

F.	To eliminate revenues, operating expenses, production taxes and natural gas transportation and marketing expenses associated with the Assets.

G.	To adjust depreciation, depletion, amortization and impairment to give effect to the reduction in revenue volumes and oil and gas properties as a result of the sale of the Assets.

H.	To eliminate accretion expense attributable to asset retirement obligations associated with the Assets.

I.	To adjust interest expense to give effect to the repayment of the credit facility.